EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 10, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jun 2008 – May 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.7%	-1.5%	-0.8%	-11.0%	-3.6%	-4.1%	0.7%	-4.1%	10.7%	-23.6%	-0.3	-0.5
B**	-0.7%	-1.6%	-1.0%	-11.5%	-4.2%	-4.8%	N/A	-4.8%	10.7%	-25.7%	-0.4	-0.6
Legacy 1***	-0.7%	-1.5%	0.0%	-9.0%	-1.6%	N/A	N/A	-3.1%	10.6%	-18.4%	-0.2	-0.4
Legacy 2***	-0.7%	-1.5%	-0.1%	-9.2%	-1.9%	N/A	N/A	-3.4%	10.6%	-18.9%	-0.3	-0.4
Global 1***	-0.6%	-1.5%	0.2%	-8.5%	-2.5%	N/A	N/A	-3.9%	10.1%	-17.7%	-0.3	-0.5
Global 2***	-0.6%	-1.5%	0.1%	-8.7%	-2.8%	N/A	N/A	-4.2%	10.1%	-18.7%	-0.4	-0.5
Global 3***	-0.7%	-1.5%	-0.5%	-10.2%	-4.4%	N/A	N/A	-5.9%	10.1%	-24.0%	-0.6	-0.7

S&P 500 Total Return Index****	1.3%	2.4%	15.4%	27.3%	16.9%	5.4%	7.6%	5.4%	18.8%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	-1.9%	-3.0%	-1.6%	-3.2%	10.1%	9.3%	6.6%	9.3%	13.4%	-12.3%	0.7	1.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					26%
Energy	7%	Long	Natural Gas	2.2%	Long	7%	Long	Natural Gas	2.2%	Long
			Crude Oil	1.8%	Long			Crude Oil	1.8%	Long
Grains/Foods	9%	Short	Sugar	2.4%	Short	9%	Short	Sugar	2.3%	Short
			Soybeans	1.6%	Long			Soybeans	1.6%	Long
Metals	10%	Short	Gold	2.2%	Short	10%	Short	Gold	2.2%	Short
			Aluminum	1.6%	Short			Aluminum	1.6%	Short
FINANCIALS	74%					74%
Currencies	25%	Long $	Japanese Yen	2.9%	Short	25%	Long $	Japanese Yen	3.0%	Short
			Euro	1.7%	Short			Euro	1.6%	Short
Equities	28%	Long	S&P 500	4.3%	Long	28%	Long	S&P 500	4.3%	Long
			Nasdaq	2.9%	Long			Nasdaq	2.9%	Long
Fixed Income	21%	Long	U.S. 10-Year Treasury Notes	3.3%	Long	21%	Long	U.S. 10-Year Treasury Notes	3.2%	Long
			Bunds	2.9%	Long			Bunds	2.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil finished modestly higher as U.S. Energy Information Administration reports showed a smaller-than-expected increase in domestic inventories.  Prices were also supported by a rise in Chinese crude oil imports.   Natural gas markets fell to a five-week low as demand fell because of milder temperatures in the U.S.

Grains/Foods
U.S. grains prices finished mixed last week; corn and wheat prices declined due to forecasts for increased supplies, while soybean markets rallied 2% in anticipation delayed plantings may limit future supplies.  Cocoa prices were driven lower by liquidations as investors withdrew profits following recent uptrends.  Coffee markets rose as cold weather in Brazil weighed on supply forecasts.

Metals
Gold markets fell nearly 2% as U.S. dollar strength and liquidations by large commodity funds put pressure on prices.  Copper markets climbed in reaction to positive Chinese trade data, which spurred hopes for a global increase in industrial demand.   Reports of declining copper inventories also provided additional support for rising prices.

Currencies
The U.S. dollar rallied to a 4-year high against the Japanese yen, driven by bullish jobs data and the Bank of Japan’s continued monetary easing.  The euro weakened against counterparts after European Central Bank officials suggested further monetary easing could be imminent.  New Zealand and Australian dollars posted gains as bullish employment data from the region supported buying.

Equities
U.S. equity markets rallied to record highs, fueled by bullish economic indicators, including strong German Industrial production and U.S. jobs data.  The Japanese Nikkei 225 finished nearly 7% higher, continuing its strong uptrend, driven by yen weakness and optimistic trade data from China.

Fixed Income	Global fixed-income markets came under heavy pressure as bullish economic data and equity market strength weakened safe-haven demand.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.